SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/A
Amendment No. 2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COLORADO INCOME HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Colorado	6189	46-2856085
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

7899 SOUTH LINCOLN COURT
SUITE 205 LITTLETON, CO 80122 Telephone: 303-539-3000
(Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)

MICHAEL BONN 7899 SOUTH LINCOLN COURT
SUITE 205 LITTLETON, CO 80122 Telephone: 303-539-3000

(Name, Address, and Telephone Number for Agent of Service)

Copies of all communications to:

BRUNSON CHANDLER & JONES
175 South Main St., 15th Floor
Salt Lake City, UT 84111
Telephone:  (801) 303-5730
Facsimile:  (801) 355-5005

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer (do not check if smaller reporting company) ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	Variable10%-13% Notes due sixty months from date of execution	3,000,000	$409.20

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE (COLORADO INCOME HOLDINGS, INC.) MAY NOT SELL THESE DEBT SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE DEBT SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE DEBT SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE DEBT SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED September 26, 2013.

COLORADO INCOME HOLDINGS, INC.

$3,000,000 10% to 13% Notes due sixty months from date of execution

This is an offering of $3,000,000 of 10% to 13% Notes due sixty months from date of execution to be issued by Colorado Income Holdings Inc., a Colorado corporation. We will pay interest on the notes on January 15, April 15, July 15 and September 15 of each year beginning the quarter following the effectiveness of this Prospectus. The notes will be issued in registered form and in denominations of at least $25,000 and integral multiples of $5,000 in excess thereof. The notes will mature sixty months following their date of issuance.  The Company is offering the notes on a “best efforts” basis directly through its officer, director and 100% sole sharehoder, Michael Bonn.  The minimum amount of notes required to be sold under this offering is $250,000. This offering will continue until for twelve months following the effective notice of this, the ending date of the offering.  If the minimum amount of this offering is not met, then all funds will be returned promptly to the investor. All funds will be kept in an interest-bearing account and any interest earned on the amounts returned to the investors will be delivered to the investors, along with their pro rata share of the interest earned from the interest-bearing account.

Please read the information provided under the caption “Description of   Securities ” in the prospectus for a more detailed description of the Notes.

	Per Note	Total
Initial public offering price	100%	$3,000,000

Proceeds, before expenses, to the Company	100%	$3,000,000

The initial public offering price set forth above does not include accrued interest, if any.

The Notes will be delivered to the purchasers by the Company the same day the funds are received by the Company.

We are an “Emerging Growth Company” under the federal securities laws and will therefore be subject to reduced public company reporting requirements.  Investing in our debt securities involves a high degree of risk. In addition, we are a development stage company with no operating history or revenues to date and there is substantial doubt about our ability to continue as a going concern. See Risk Factors‚ beginning on page 9 to learn more about risks involved with buying the Notes as well as our Auditor’s opinion on page 36.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE DEBT SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The Company may not sell these Notes until the registration statement becomes effective. This prospectus is not an offer to sell these debt securities and is not soliciting an offer to buy these debt securities in any state where the offer or sale is not permitted.

The date of this prospectus is August ___, 2013

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus. The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the notes in some jurisdictions may be restricted by law. Persons into whose possession this prospectus comes are required by us and the underwriters to inform themselves about and to observe any applicable restrictions.

This prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation.

PROSPECTUS SUMMARY

Except as otherwise indicated, as used in this prospectus, references to the “Company,” “Colorado Income Holdings,” “we,” “us,” or “our” refer to Colorado Income Holdings, Inc.

The following summary highlights selected information contained in this prospectus, and it may not contain all of the information that is important to you. Before making an investment decision, you should read the entire prospectus carefully, including “Risk Factors” and our financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus.

Corporate Background

Colorado Income Holdings, Inc. was incorporated under the laws of the State of Colorado on May 23, 2013.  Colorado Income Holdings was created to fund equity-based notes on commercial and residential property, equipment, accounts receivable and other business assets and to make loans on the purchase of real estate backed promissory notes and other asset backed loans.  The Company enters into promissory notes (the “Notes” that are registered herein) with investors and then uses those borrowed funds to make asset-backed loans to third parties. All investment funds loaned by the Company will be secured by a real asset of the debtor. Company financings may be made in collaboration with other investment companies and individuals or on an entirely independent basis.  The Company’s objective is to make financing arrangements that produce rates of return that are higher than the interest rates of the Notes.  If the Company achieves this objective, all of the revenue that exceeds the sum of amounts payable by the Company on the Notes will belong solely to the Company.

The Company will use all funds from Notes in this offering to finance asset-backed, non-traditional “hard money” loans to third parties. These loans are short term in nature with the focus on terms of between 2 and 6 months and loan to values in the 50 to 70% range.  The Company intends to limit all loans to third parties through the Company’s operations to a term of six months with most loans falling within two to four months and to further to limit it’s transactions where the loan to value ranges from 50% to a maximum of 70% . The company believes these two criteria will further minimize risk while opening up opportunities for quality investments. The fund will only lend on loans with business intent and never on a personal residence or on a personal finance need.  The loans are used typically for needs of funds for a quick closing and bridging the borrower to permanent finance or a quick sale for profit.  The fund is not a permanent finance source. . All funds received from the Notes offered herein will be used to make asset-backed loans to third parties secured by a real asset.

Where You Can Find Us

Our offices are currently located at Colorado Income Holdings, Inc. headquarters, located at 7899 South Lincoln Court, Suite 205, Littleton, Colorado  80122.  Our telephone number is 303-539-3000

SUMMARY OF THE OFFERING

Issuer Securities being registered by the Selling Security Holders: Minimum Note Amount Maturity Date: Interest Rate:
Colorado Income Holdings, Inc.

$3,000,000 aggregate principal amount of 10% to 13% Notes due sixty months from date of execution

$25,000 (unless otherwise approved by the Company at its sole discretion)

Sixty months from the date of execution.

The notes will bear interest from the date of execution at a rate between 10% and 13% per annum.

Interest Payment Dates: Ranking

Interest on the Notes is payable quarterly on or before January 15, April 15, July 15, and September 15.

The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior unsecured indebtedness.

Use of proceeds:	We intend to use the net proceeds from the sale of the offered notes to issue asset-backed loans to third parties. Please see “Our Business” and “Use of Proceeds”.
Governing Law:	The notes will be governed by, and construed in accordance with the laws of the State of Colorado.
Risk Factors:	See “Risk Factors‚” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

Balance Sheet Items	As of June 30, 2013
Cash	$10,000
Total current assets	$10,000
Total assets	$10,000
Accounts payable and accrued liabilities	$293,000
Total current liabilities	$293,000
Additional paid-in capital	$10,000
Accumulated deficit	$(293,000)
Total Stockholder’s equity (deficit)	$(283,000)
Total liabilities and Stockholder’s equity	$10,000

Statement of Operations Items	For the Year Ended June 30, 2013	May 23, 2013 (Inception) through June 30, 2013
Revenues	$ -
General and administrative expenses	$293,000	$293,000
Total expenses	$293,000	$293,000
Other income (expense)	$ -	$-
Net income (loss )	$(293,000)	$293,000

RISK FACTORS

THE PURCHASE OF THE DEBT SECURITIES OFFERED HEREBY IS SUBJECT TO A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CONSIDER THE FOLLOWING FACTORS, AMONG OTHERS, BEFORE INVESTING.  PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN FINANCIAL, TAX AND LEGAL COUNSEL IN CONNECTION WITH THE POSSIBLE PURCHASE OF ANY DEBT SECURITIES AND TO CONDUCT THEIR OWN DUE DILIGENCE.

RISK RELATING TO OUR BUSINESS

1.
We are a development stage company with no operating history or revenues to date and may never be able to effectuate our business plan or achieve profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise.  Our Company was established on May 23, 2013.  Although we have begun some operations, we may not be able to successfully implement our business objectives.  There can be no assurance that we will achieve profitability in the future, and the lack of operating history makes it difficult to evaluate the future prospects of our business.  We have generated no revenues to date.  Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business, and our Company is a highly speculative venture involving a high degree of financial risk.

2.	We may report losses in the future because we may have insufficient cash flow.

We may have limited cash flow and revenue in the future; accordingly, we may incur losses over the course of the Offering if we do not have sufficient revenues to offset the expenses associated with the development and implementation of our business plan.    We recognize that if we are unable to generate sufficient revenues, we will not be able to earn profits or continue operations.

3.	We have a going concern opinion from our independent registered public accounting firm indicating the possibility that we may not be able to continue to operate.

There is substantial doubt that we will be able to continue operations as a going concern, and our independent registered public accounting firm included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period since inception.  Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses.  Our business strategy may not be successful in addressing these issues.  If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

4.	We rely significantly on our chief executive officer to manage all aspects of our business. As a result, if we cannot retain him our business will be harmed.

The Company will depend on the efforts of the Company’s owner, Michael Bonn, to manage all aspects of the Company’s business operations, including:
•           Keeping an active market for new loan investments;
•           Negotiating the terms of the loans funded by the Company;
•           Servicing and prompt collection of all loans:
•           Monitoring the status of each loan arrangement or other investment the Company makes;
•   Calculating the interest and payments due on the Notes, and making payments or administering accruals, as necessary;
•   Planning for cash flow and liquidity to pay Notes as they mature or when a demand for payment is received, or pay periodic installments of interest that become due according to Notes issued to Holders who have elected that option.

The loss of the services of Michael Bonn could have a significant adverse effect on the Company and its ability to repay the Notes.  Currently, the Company maintains no disability or life insurance on Michael Bonn.  Consequently, there can be no assurance that there would not be a material adverse effect on the Company or its ability to repay the Notes if the Company were to lose the services of Michael Bonn.

5.	If we are unable to obtain additional funding, our business will not grow.

We may require additional funds for our business to grow.  We hope to raise this capital through the sale of the Notes.  If we are unable to raise all the required capital, our ability to grow may be restricted and our ability to continue to conduct business operations may be harmed.
We are subject to government regulations and the compliance with these regulations may be expensive and time consuming.

The Company is subject to general federal and state laws, rules and regulations.  The Company believes it is in full compliance with any and all applicable laws, rules and regulations and will continue to ensure it remains compliant with all relevant regulations.

6.	We need to retain key personnel to support our business and ongoing operation and failure to do so will harm our business operations.

The development of our business and the marketing and sale of our products will continue to place a significant strain on our limited personnel, management, and other resources.  Our future success depends upon the continued services of our executive officers and the engagement of key employees and contractors who have critical industry experience and relationships that we rely on to implement our business plan.  The loss of the services of any of our officers or the lack of availability of other skilled personnel would negatively impact our ability to develop our company and to market and sell our intended products, which could adversely affect our financial results and impair our growth.

7.	Our business lacks diversification and therefore, any change in economic condition could adversely affect our business.

Given the Company’s limited capitalization, it is likely that significant portions of the Company’s capital will be concentrated in funding limited to the States of Colorado.  With limited diversification, any adverse change in financial or economic conditions for any particular region or investment opportunity could have a material adverse effect on the Company.

8.	We face significant competition from various companies that provide services similar to ours on better terms.

We face competition from other deed of trust lending companies and others who provide capital for business and investments, including banks, financial institutions, venture capitalists, other commercial finance companies, and others. Many of these competitors may have greater financial resources.  Sometimes, we cooperate with our competitors on joint ventures, and sometimes we receive clients based on our own competitive advantage.

9.	We will be unsuccessful unless we generate returns sufficient to repay the Notes.

The task of the Company—to identify and pursue various funding and investment opportunities, manage its investments, and realize a significant return—is difficult. Many investment-oriented businesses, including those with experienced management and substantial resources, are unsuccessful.  There can be no assurance that the Company will be able to invest its capital on suitable terms to generate returns sufficient to repay the Notes.  Although the Company will take steps it believes are reasonable to maintain liquidity and limit potential losses, there can be no assurance that the Company will be successful. The Company and its investments and funds are not insured by any governmental or private entity.  Likewise, since the Company is not a bank, it is not regulated or subject to examination by any regulatory authority.

10.	Additional financing may be necessary to meet loan repayment obligations.

Except for a limited reserve for liquidity, substantially all of the proceeds of the offering will be used to provide funding of deeds of trusts or make other real estate and asset backed investments.  These funding arrangements and investments are expected to have varying maturities. It is not possible to exactly predict the timing of demands the Company might receive from creditors for full or partial repayments (although we have taken steps to require that any eligible demands take place during a certain time each year), or the amounts of those demands.  Although the Company will seek to pay as much of each demand as soon as possible, the ability of the Company to make repayments will depend almost entirely on the maturities of the obligations owed to it.  If a demand by a Holder exceeds the Company’s reserve and the maturities of the obligations owed to the Company at the time, delays in repayment could occur.  Interest will continue to accrue until a demand is paid in full, but there can be no assurance of the timing for payment in full.

11.
Our executive officers own a majority of the outstanding shares of our common stock and other stockholders may not be able to influence control of the company or decision-making by management of the company.

Our executive officers presently own, in the aggregate, 100% of our outstanding common stock.  As a result, our executive officers have substantial control over all matters submitted to our stockholders for approval including the following matters: election of our Board of Directors; removal of any of our directors; amendment of our Articles of Incorporation or bylaws; and adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.  Other stockholders may consider the corporate decisions made by our executive officers to be inconsistent with the interests of these stockholders.  In addition, other stockholders may not be able to change the directors and officers, and are accordingly subject to the risk that management cannot or will not manage the affairs of the company in accordance with such stockholders’ wishes.

12.	Economic conditions and changes in interest rates could fundamentally change and impact our business.

Private lending companies are affected by changes in economic conditions and governmental policies.  The Company's operations depend on generating returns that exceed the cost of funds, and it should be expected that profitability will be affected by fluctuations in interest rates. Economic downturns could result in decreased demand for alternate credit and lending options such as the asset-backed loans our Company offers. These downtowns can also result in declining asset values and increases in delinquencies and credit losses, which could create additional risks for the Company.   Decreases and increases in interest rates are circumstances beyond the control of the Company and the entities to which it may provide funding.  It is not possible to accurately predict the effects that any change in these circumstances might have on the Company's ability to repay the notes.

13.	The Company may work with less sophisticated, experienced and financially stable debtors and may incur additional risks for working with these parties in non-traditional financing arrangements.

The Company will occasionally deal with clients who, for reasons such as a lack of net worth or operating history, are not able, or do not wish, to obtain financing from conventional sources such as commercial banks.  As a result, these types of equity-based loans could be considered riskier than loans made by traditional lenders.    Clients with low credit scores or limited credit or income increase the risk of the Company’s investment because it may limit the Company’s ability to refinance the loan, be paid off in a timely manner, or lead to increased collection costs.

14.	An economic slowdown or recession will significantly impact the Company.

Most of the risks to which asset-backed lending and investing is subject are expected to become more acute in an economic slowdown or recession.  The financial ability of customers to pay outstanding loans to the Company and the value of the underlying asset may lose value, could be impaired, resulting in the possibility of increased credit losses.    There can be no assurance that a slowdown or recession will not have a significant adverse effect on the Company or the customers to which it provides funding.

15.	We will incur increased costs as a result of being a public company.

As a public company, we will incur legal, accounting and other expenses. We expect the laws, rules and regulations governing public companies to increase our legal and financial compliance costs and to make some activities more time-consuming and costly.  The Company anticipates a general increase in legal costs going forward due to the increased compliance costs of running a public company and the legal work that may be necessary for implementing the Company’s business plan of expansion.

We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.  If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our business may be materially impacted and our reputation may be harmed.

16.
The Company is authorized to leverage the amounts raised in this offering and secure an additional $1,500,000 in financing from a third party financial partner. If this occurs, payment on the Notes would subordinate to the payment of the future senior debt.

The Notes are subordinate and junior in priority to any and all of our senior debt and equal to any and all non-senior debt, including other Notes.  The Company is authorized to leverage the amounts raised in this offering and secure up to an additional $1,500,000 in financing from a third party financial partner.  If the Company is able to secure such amounts from a third party financial partner, those debts would be senior to the Notes offered in this prospectus. Upon the maturity of our senior debt, by lapse of time, acceleration or otherwise, the holders of our senior debt have first right to receive payment, in full, prior to any payments being made to you as a Note holder or to other non-senior debt.  Therefore, upon such maturity of our senior debt, you would only be repaid in full if the senior debt is satisfied first and, following satisfaction of the senior debt, if there is an amount sufficient to fully satisfy all amounts owed under the Notes and any other non-senior debt.

17.	The Company will face challenges related to real estate projects.

We will seek opportunities to provide financing for real estate projects, including projects related to “fix and flip” properties, short sales, REO properties, foreclosures, etc. Accordingly, we will be exposed to the variety of risks involved in real estate, including the effects of land use regulations, construction delays, changes in economic or market conditions that could adversely affect the value of a property, natural risks or acts of God, environmental hazards, possible uninsured losses, and other similar circumstances. There can be no assurance that conditions will be favorable to us to recover its investments or realize profits from these activities.

18.	The loans we make are not immediately liquid and upon default of a loan, we may not be able to collect the full amount of the original loan

The loans we make are secured by real assets. If a debtor defaults on the loan, we do not have an immediate recourse to regain the funds that were invested. Upon default of a loan, we must begin a legal process to obtain ownership of the property or asset, and then, once that process is completed, we must sell the asset into the market. This process is time consuming (usually taking approximately four months) and the market can change during this time period. We typically lend funds in amounts between 50-70% of the value of the asset securing the loan. Because of changing market conditions, variations in appraisals, and other unforeseen circumstances, we may not be able to recover the full value of the loan by taking possession of and selling the asset. We may have to pay significant legal and other fees when collecting on a delinquent loan and those are funds that may not be able to be reimbursed upon the sale of the asset securing the original loan.

RISKS RELATING TO THIS OFFERING

19.	There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions by the SEC.

As a smaller reporting company and Emerging Growth Company, we will not be required to provide a report on the effectiveness of our internal controls over financial reporting until our second annual report, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are an Emerging Growth Company or a smaller reporting company.  We have not yet evaluated whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

20.
Our Notes are not insured or guaranteed by the FDIC or any third party, so repayment of your Note depends upon our equity (which is negative), our experience, the collateral securing our loans and our ability to manage our business and generate adequate cash flows.

Our Notes are not certificates of deposit or similar obligations or guaranteed by any depository institution and are not insured by the FDIC or any governmental or private insurance fund, or any other entity.  Therefore, you are dependent upon our ability to manage our business and generate adequate cash flows.  The Company currently has negative equity due to operating losses and minimal contributed capital by our sole shareholder. If we are unable to generate sufficient cash flow to repay our debts, you could lose your entire investment.

21.	The Notes are risky speculative investments. Therefore, you should not invest in the Notes unless you are able to afford the loss of your entire investment.

The Notes may not be a suitable investment for you, and we advise you to consult with your investment, tax, and other professional financial advisors prior to deciding whether to invest in the Notes.  The characteristics of the Notes, including the maturity and interest rate, may not satisfy your investment objectives.  The Notes may not be a suitable investment for you based on your ability to withstand a loss of interest or principal or other aspects of your financial situation, including your income, net worth, financial needs, investment risk profile, return objectives, investment experience and other \factors.  Before deciding whether to purchase Notes, you should consider your investment allocation with respect to the amount of your contemplated investment in the Notes in relation to your other investments and the diversity of those holdings.  If you cannot afford to lose all of your investment, you should not invest in these Notes.

22.	There will not be any market for the Notes, so you should only purchase them if you do not have any need for your money prior to the maturity of the Note.

There will not be any trading market for the Notes; and it is unlikely that the Notes will be able to be used as collateral for a loan.  Except as described elsewhere in this prospectus, you have only limited rights to require redemption of the Notes.  You should only purchase these Notes if you do not have the need for your money prior to the maturity of the Note.

23.	We are controlled by Michael Bonn, as, currently, he is our only executive officer and beneficially owns all of our outstanding membership interests.

Michael Bonn, our Chief Executive Officer constructively or beneficially owns all of the shares in our Company.  As our only executive officer, Mr. Bonn is responsible for all aspects of our day-to-day operations and will be able to exercise significant control over our affairs and the direction of the Company.

24.
Our operations are not subject to the stringent banking regulatory requirements designed to protect investors, so repayment of your investment is completely dependent upon our successful operation of our business.

Our operations are not subject to the stringent regulatory requirements imposed upon the operations of commercial banks, savings banks, and thrift institutions, and are not subject to periodic compliance examinations by federal or state banking regulators.  For example, we will not be well diversified in our product risk and we cannot benefit from government programs designed to protect regulated financial institutions.  Therefore, an investment in our Notes does not have the regulatory protections that the holder of a demand account or a certificate of deposit at a bank does.  The return on Notes purchased by you is completely dependent upon our successful operations of our business.  To the extent that we do not successfully operate our business, our ability to pay interest and principal on the Notes will be impaired.

25.
We are an “Emerging Growth Company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Notes less attractive to investors.

We are an “Emerging Growth Company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “Emerging Growth Companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  We cannot predict if investors will find our Notes less attractive because we may rely on these exemptions.  If some investors find our Notes less attractive as a result, we may have difficulty selling all the Notes offering in this prospectus.

In addition, Section 107 of the JOBS Act also provides that an “Emerging Growth Company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an “Emerging Growth Company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.  As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “Emerging Growth Company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any May 30.

26.	Our status as an “Emerging Growth Company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “Emerging Growth Company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry.  If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

THE OFFERING

The Company is offering for purchase Notes that total an aggregate of $3,000,000 with interest rates that vary from 10%-13% (depending on certain sales incentives as further described herein) in amounts of at least $25,000 unless otherwise approved by the Company at the Company’s sole discretion. The Notes in this offering are offered at a five year term and will mature sixty months following the date of execution of the Note.

Interest on the Notes will typically be ten percent (10%) unless the purchaser qualifies for additional interest as part of an incentive offered by the Company.  The incentive interest will be determined according to the following schedule and any variation from the standard interest rate will be listed on the face of the Note.

·	A purchaser who gives confirmed verbal agreement to purchase the Notes within seven days of first contact with the Company will be entitled to 11% interest on the Note.

·
A purchaser who purchases a Note between $50,000 and $99,999 AND gives confirmed verbal agreement to fund within seven days of first contact with the Company will be entitled to 12% interest on the Note.

·	A purchaser who purchases a Note over $100,000 AND gives confirmed verbal agreement to fund within seven days of first contact with the Company will be entitled to 13% interest on the Note.

Interest on the Notes will be paid quarterly on a prorated basis by the Company. The Company will postmark all payments by the fifteenth day following the end of a fiscal quarter (by January 15, April 15, July 15 and September 15).

Events of Default. After one calendar year, if the established interest (whether 10%, 11%, 12% or 13% based on the incentives set forth elsewhere in this registration statement) has not been paid for the preceding calendar year, the noteholder may elect to redeem the Note by sending written notice to the company between January 16th and February 15th. Upon receipt of the written notice, the Company must pay the noteholder back its principal investment by April 15th of that year. Noteholders will continue to accrue interest until the company has paid off the Note pursuant to this procedure. Additionally if the Company goes through any specified events of our bankruptcy, insolvency or reorganization, the Company must notify the noteholder within twenty-four hours and, upon written notice by the noteholder, the entire unpaid principal balance and accrued interest shall be due and payable.

The Notes will be unsecured and will be given the priority of any other unsecured notes entered into by the Company.  The Company does not currently have any creditors or debts that would result in the subordination of these Notes.

USE OF PROCEEDS

The Company intends to use the proceeds of this offering (after business expenses during the sixty month period) to fund its operations as capital for asset-backed loans made to third parties.

The following table summarizes how we will use the gross proceeds of the offering, depending upon whether we sell the minimum offering amount or the maximum offering amount.

	Minimum Amount	Maximum Amount
Gross Proceeds	$250,000	$3,000,000
Offering costs
Accounting Fees	($5,000)	($5,000)
Legal Fees	($35,000)	($35,000)
Edgar and filing fees	($5,000)	($5,000)
SEC filing fees	($409.20)	($409.20)
Net Proceeds to Company	$204,590.80	$204,590.80
Use of Proceeds (in order of priority)

Marketing Expenses	$150,000 (1)	$150,000
Operating Expenses, including Working Capital and amount available for investments	$54,590.80 (2)	$2,804,590.80

(1) Compensation to MLG Group will be deferred until the minimum amount of the Offering is raised and cash flow is sufficient to cover proportionate contract fees. All amounts due to MLG Group will be paid by May 6, 2015.

(2) The payment of salary for Michael Bissonnette shall be deferred until the minimum amount of the Offering is raised at which time his salary will be due in monthly prorated installments until September 22, 2014 (the expiration date of the contract).
INFORMATION ABOUT OUR CAPITALIZATION

Market Information

Our common stock is not traded on any exchange or on the over-the-counter market.  We have issued 1,000,000 common shares since the Company’s inception on May 23, 2013, all of which are restricted founder shares issued to our Chief Executive Officer, Michael Bonn. There are no outstanding options or warrants or securities that are convertible into shares of common stock.

Shareholders

We had one holder of record for our common shares as of September 26 , 2013, our founder, Michael Bonn

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

Dividends

We do not have a dividend policy. Interest will be paid on all Notes according to the terms of the Notes.

FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements.  This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our production and technology, (c) the regulation to which we are subject, (d) anticipated trends in our industry and (e) our needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this Prospectus generally.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in the prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FISCAL CONDITION AND RESULTS OF OPERATION

The following discussion of our plan of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus.  This discussion contains forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “Risk Factors” beginning on page 9 of this prospectus. All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Results of Operations
For the Period since Inception through June 30,  2013

The following tables set forth key components of our results of operations since the inception of the Company.
As of June 30, 2013

Statement of Operations Items-

Revenues	$-

General and administrative expenses	$293,000

Total Other income (expense)	$-

Net loss	$(293,000)

Additionally, the following tables set forth key components of our balance sheet since inception in dollars.

As of
June 30, 2013
Balance Sheets Items-

Cash	$10,000

Total current assets	$10,000

Total assets	$10,000

Accounts payable and accrued liabilities	$293,000

Total liabilities	$293,000

Stockholders' equity (deficit)	$(283,000)

Emerging Growth Company

We are an “Emerging Growth Company” under the federal securities laws and will be subject to reduced public company reporting requirements. In addition, Section 107 of the JOBS Act also provides that an “Emerging Growth Company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “Emerging Growth Company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.  As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

Seasonality

We do not expect our sales to be impacted by seasonal demands for our products and services.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Summary of Accounting Policies

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.
Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Income Tax

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 (“SFAS 109”).  Under SFAS 109 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Fiscal year

The Company employs a fiscal year ending June 30.

Net Income (Loss) per share

The net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares of common outstanding.  Warrants, stock options, and common stock issuable upon the conversion of the Company’s preferred stock (if any), are not included in the computation if the effect would be anti-dilutive and would increase the earnings or decrease loss per share.

Revenue Recognition

The Company is currently in the Development stage and has no revenues. Revenue will be recognized on an accrual basis as earned under note terms.

Accounts Payable

Accounts Payable consists of amounts owed to professional service providers for Legal, Accounting and consulting services and to the founder for original payments to these providers on behalf of the company.

Statement of Stockholders’ Equity (Deficit)

The founder was granted 1,000,000 shares valued at Par value. At the time these shares were issued (May 23, 2013) the Company was incorporated but had no other value and was not public and had no assets in the company. Consequently, Par value was used to value these shares since the Company had no value other than being incorporated. These shares were issued for services the founder provided to get the company incorporated and the business plan developed.

Financial Instruments

The carrying value of the Company’s financial instruments, including cash and cash equivalents, as reported in the accompanying balance sheet, approximates fair value.

Going Concern and Managements’ Plans

As shown in the accompanying financial statements for the Year ended June 30, 2013, the Company has a limited operating history.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, however, the above conditions raise substantial doubt about the Company’s ability to do so.  The financial statements do not include any adjustment to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern. The Company has a plan in place to remove this threat that begins with conducting the Offering on a “best efforts” basis. If the Offering raises at least $300,000, then the Company’s expenses related to the Offering and the expenses related to the Company will be covered. However, the Company will need to generate more than the expenses of the Offering in order to have enough capital to use for the asset-backed loans it will be issuing as part of the business operations. The Company plans to mitigate some of the risks associated with these types of activities by thoroughly evaluating and vetting potential debtors and the use of funds and vigilantly monitoring the payment and collection of all outstanding notes.

Recent Accounting Pronouncements

The Company has reviewed all recently issued but not yet effective accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or results of operations.

DESCRIPTION OF BUSINESS

Colorado Income Holdings, Inc. was incorporated under the laws of the State of Colorado on May 23, 2013.  Colorado Income Holdings was created to fund equity-based notes on commercial and residential property, equipment, accounts receivable and other business assets and to make loans on the purchase of real estate backed promissory notes and other asset backed loans.  The Company enters into promissory notes (the “Notes” that are registered herein) with investors and then uses those borrowed funds to make asset-backed loans to third parties. All investment funds loaned by the Company will be secured by a real asset of the debtor. Company financings may be made in collaboration with other investment companies and individuals or on an entirely independent basis.  The Company’s objective is to make financing arrangements that produce rates of return that are higher than the interest rates of the Notes.  If the Company achieves this objective, all of the revenue that exceeds the sum of amounts payable by the Company on the Notes will belong solely to the Company.

The Company will use all funds from Notes in this offering to finance asset-backed, non-traditional “hard money” loans to third parties. The ability of the Company to repay the Notes will depend to a significant degree on the ability of the borrowers of the loans to make payments on a timely manner.  The Company intends to limit all loans to third parties through the Company’s operations to a term of six months. All funds received from the Notes offered herein will be used to make asset-backed loans to third parties secured by a real asset. No related party loans will be permitted by the Company.

The address of our principal executive office is:

Colorado Income Holdings, Inc.
Attention: Michael Bonn
7899 South Lincoln Court
Suite 205
Littleton, CO 80122
Our telephone number is 303-539-3000

The Company is a lender to the commercial business and investment community in Colorado. Colorado’s economy is growing steadily; employment gains in 2012 outpaced the national average and are expected to do the same in 2013. Unemployment rates are slightly below the national average. Additionally, Colorado was the seventh-fasted growing state in terms of population between July 2011 and July 2012. The United States Census Bureau estimates that the population of Colorado increased by 3.1% between 2010 and 2012. The area surrounding the state’s capital, Denver, is the most populous and the fastest growing. These developments will likely keep the residential real estate market healthy and provide opportunities for lenders to help those seeking financing for homes and other development projects.

The company specializes in non-traditional financing (also called “Out of the Box Financing”, “Hard Money”, “Equity Lending” or “Private Lending”) of real asset backed notes and deeds of trusts primarily on properties and assets primarily in Colorado.  This type of lending depends highly on the marketability of the asset and exit strategy of the borrower more than credit and income of the borrower.  The Company will provide the money to finance transactions secured by real estate or other real business assets. These types of loans involve a high degree of risk.  The Company is established as an asset based lender.

The Company prefers to lend the money directly in order to maximize revenue and maintain control. The Company will fund the loans, service them directly, and create a market for non-performing loans. The Company will underwrite files and asses the loans that have the highest safety to fund and broker out any loans that do not meet our standards.  We will also structure loans to be highly sellable as performing or non-performing. The Company will do this by maintaining strict underwriting guidelines and requiring large default fees by the borrower.  With short terms, low loan to value and high default rate we hope to be able to manage our non-performing loans.

The Company maintains the following business and lending guidelines in its day to day operations:

1.	-Loan terms of no greater than six months.
2.	-Funds used for business intent only.
3.	-All loans valued by outside sources or reliable valuation information (i.e. Blue Book).
4.	-The Company or its representative will do property check on all properties and or assets.
5.	-All real estate loans will close with title insurance. All equipment loans will require a UCC search and lien placement
6.	-All loans must have insurance paid for term of loan.
7.	-All real estate taxes due will be paid to date of closing.
8.	-Loans will have a high interest default rate.
9.	-An independent accountant will audit accounts at minimum of quarterly.

Lending opportunities will vary and depend on local markets and marketing efforts. A short list of assets that we may choose to lend on are opportunistic purchases, business’ accounts receivables, wholesale arrangements, commercial properties, short sales, junior lien foreclosure redemption, “fix and flip” properties, REO bank owned properties, performing and non-performing real estate notes.

The cost of these loans to the borrower will vary depending on the goals of the borrower, the term of the loan and the perceived level of risk.  The loans will be priced for short term lending and are not meant to be permanent financing.

Starting costs of loans funded (charged to the borrower) are typically 1.5% per month with upfront fees of 1.5%.

Most of the Company’s referrals come through established channels from referral sources in the banking, real estate and accounting communities. Mr. Bonn has cultivated and maintained many relationships through his years working in the asset-backed lending industry. More than 1,000 sources are contacted on a monthly basis to maintain this network.

The Company, in conjunction with MLG, intends to build a website for marketing purposes and to advertise on the radio and through print ads for its loans.

All loans made by the Company will include standard documentation and disclosures for the industry including promissory notes, commercial intent disclosures, personal guarantees (on loans with a loan-to-value ratio over 55%), disavowal agreements and loan agreements. All real estate loans will have a deed of trust and assignment of rents. All non-real estate loans will require a first position lien under the UCC code. All loans will be closed through a third party closing agency or attorney’s escrow account. All legal documents will be drafted and reviewed by an attorney in the location of the asset. All real estate loans will be closed with title insurance.

Servicing will be handed through TNS Loans (a company also owned by Michael Bonn) using state-of-the-art software developed by Advanced Business Connections.

Hard Asset Lending and Investing Overview

Hard Money loans are used by investors and borrowers for fast funding of opportunistic purchases, maintain growth and opportunistic wholesale arrangements.    The Company’s real estate loans are secured by a deed of trust (in the state of Colorado) and may also be backed by other collateral and personal guarantees.  Other hard assets loans are secured by the underlying asset and the ability to file filings of claims against the asset.

There are many reasons that an investor uses hard money loans. These types of loans can typically close and fund quickly (usually within two weeks), and may be obtained until more traditional financing is obtained. These types of loans also do not have as many administrative and procedural requirements as a traditional bank financing.

Real estate investing is one of the most common uses of hard money funds. Real estate investing is a cash intensive financial activity. In order to take advantage of ongoing projects, investors often require more operating capital than conventional banks are prepared to provide on short notice.

When conventional financing takes too long or is not available due to low FICO scores or low income, hard money can be a deal saver. If an investor invests in many properties, their FICO score can plummet simply due to the number of mortgages they owe. Alternatively, the properties that can be had for an advantageous price may not meet conventional banking criteria. In either case, hard money lenders are not restricted in the same way that conventional banks are and hard money lenders can turn on a dime. Mortgages for real estate investing can take anywhere from two to six months to be completed by conventional banks and lenders. Hard money lenders can generally fund in two days from the time all the paperwork is in place.

Hard money is typically used as a bridge loan. Terms generally range from three months to one year, providing ample time to prepare the property or their personal financial status to arrange for long term conventional financing or to arrange for the sale of the property in question.

Hard money comes in many varieties; one of the most common is mortgages. Using the owner’s equity in real estate, hard money lenders generally lend 65% - 70% of the value of real estate property. In general, hard money mortgages are used for commercial purposes. However, they can also be applied to residential properties (although the Company does not and will not fund owner-occupied residential mortgages). In this instance, the loan is generally referred to by its more genteel name: a non-conforming mortgage.

Lending criteria for hard money mortgages are fairly simple. The loan is based on the value of the ‘subject property’ – either real estate owned or about to be purchased by a borrower. If the borrower is buying or refinancing a property, the "value" of the real estate is defined as the actual market price of the property.  This value is determined by appraisal, market analysis or county tax value.

Non-Real Estate Lending Opportunities

The Company believes that the ability to fund an array of asset based business loans will be an important factor in its development.  Smaller companies often need access to short-term financing to take advantage of an opportunistic purchase, wholesale agreement of growth potential. Sometimes the credit requirements of conventional lenders make it difficult for smaller companies to obtain loans for these purposes. The Company will seek to provide these loans, or collaborate with others in making them, when it determines that the prospects for the borrower to profit from such loans is likely to occur, and when the borrower has sufficient equity in the property to minimize the Company’s potential risk of loss if the borrower cannot service the debt.

The company plans to use leverage from outside lending sources, both conventional and non conventional, to meet demand and maintain return requirements.  This may increase the risk associated with the investment due to payment requirements from the lending sources.

All of the Company’s loans will be made for commercial intent and use. Commercial lenders do not require any licensing in the state of Colorado. All borrowers much show prior to closing that the funds will be used to finance an entity or project designed to create business income. No personal loans or personal owner-occupied residence loans will be funded by the Company.

Monitoring

Monitoring and maintaining the quality of the financing arrangements and other investments in the Company’s portfolio will remain the Company’s primary focus. Accordingly, the Company will generally conduct regular analyses of each financing arrangement and other investments. The Company will focus on such items as the quality and character of management and ownership, and the nature and diversity of the business opportunity and a variety of other factors. Efforts will be made to avoid situations where a significant amount of capital becomes concentrated in a single financing arrangement, investment or project.

Dealing with Losses

Prudent management requires regular reviews to determine whether allowances should be made for losses. The relatively small capitalization of the Company will limit opportunities to diversify its portfolio to mitigate potential losses. The Company will encourage the entities it funds to establish suitable reserves and allowances, but there can be no assurance that these reserves or allowances will be sufficient to cover potential losses. A significant loss in excess of allowances or reserves could adversely affect the ability of the Company to repay the Notes.

Competition

The major competitors to The Company are other private (hard money) mortgage lenders. The larger firms include:

1.	FinPac
2.	Avatar Financial Group, LLC
3.	Kennedy Funding, Inc.
4.	Team Lending

Competitors may or may not operate nationally, as many of these lenders prefer to do business in market areas in which they are familiar. These competitors have more experience than the Company and more extensive dedicated funding sources and history in mortgage underwriting. They also have access to more funds, and therefore have the ability to fund large multi-million dollar deals that the Company might not be able to participate in. Because of their size, the Company may be able to offer better rates and pricing than these competitors and may be able to close the transactions more quickly.

There can be no assurance that, given the level of competition, the Company will be able to meet its objectives and be able to repay the Notes.

Employees

Colorado Income Holdings currently has one full-time employee, Michael Bonn.

DESCRIPTION OF PROPERTY

Colorado Income Holdings does not currently own any real property.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The names, ages and present principal occupations or employment, and material occupations, positions, offices or employments of our current Directors and executive officers are set forth below:

Name and Business Address	Age	Position

Michael Bonn 7899 S Lincoln Court #205 Littleton, CO 80122 W. Michael Bissonnette	47 64	President, Chief Executive Officer and Director Executive Vice President and Director

Mr. Michael Bonn, age 47, is a licensed mortgage broker dealer through the Colorado State Securities Commission.  He has over twenty-four years of experience in the finance, lending and real estate industries in Colorado and the intermountain West.  For the past thirteen years, Mr. Bonn has been self employed through his two companies, Mortgage Partners (established in 2000 as a traditional residential mortgage company) and Rolla Boys LLC doing business as The Note Shop Loans (established in 2005 as a private and bank loan placement company). Mr. Bonn and his companies have closed over $650 million in real estate and other business loans in Colorado.  Mr. Bonn also is the author of “How to Create Your Secured Private Notes” and is a speaker on Webinars with Entrust IRA.  He has been an active member in the local private money origination, underwriting and servicing for over twelve years.

W. Michael Bissonnette, age 64, is a board member and our Executive Vice President. Mr.Bissonnette has invested privately for several decades. Since 2009, he has served as a financial, business and marketing consultant, with Bissonnette Funding Solutions and MLG Marketing Group, advising entrepreneurial companies with their sales and marketing, operations, finances, and capital formation as well as acting as a CEO advisor, coach, and mentor. From July 2002 to February 2008, Mr. Bissonnette was the founder, chief executive officer, and chairman of the board of AeroGrow International, an international consumer products publicly traded company (symbol: AERO). From March 2000 to August, 2003, he was the founder, chief executive officer, and chairman of the board of Mentor Capital Consultants, Inc., financial consulting firm. From 1989 to 1994, he was the founder, chief executive officer, and chairman of the board of Voice Powered Technology International, Inc. a publicly traded (VPTI) international consumer electronics company. From 1977 to 1989, Mr. Bissonnette was the founder, chief executive officer and chairman of the board of Knight Protective Industries, Inc., an international consumer security products company. Prior to 1977, he was founder, chief executive officer and president of Shagrila Carpets, Inc., a multi-store carpeting retailer.

Board Composition

Our bylaws provide that the Board of Directors shall consist of one or more members.  Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders’ meeting and is qualified, subject to removal by the Company's shareholders.  Each officer serves, at the pleasure of the Board of Directors, for a term of one year and until the successor is elected at the annual meeting of the Board of Directors and is qualified.

No Committees of the Board of Directors; No Financial Expert

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors.  Nor do we have an audit committee or financial expert.  Management has determined not to establish an audit committee at present because our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so.  As such, our entire Board of Directors acts as our audit committee.  We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Section 407 of the Sarbanes-Oxley Act of 2002 and Item 407(d) of Regulation S-K is beyond our limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in our financial statements at this stage of our development.

Auditors

Our principal registered independent auditor is:

BF BORGERS CPA PC
Denver, CO

Code of Ethics

The Board of Directors has established a written code of ethics that applies to the Company’s officers. A copy of the Code of Ethics is filed as Exhibit 14.1.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors.  Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions.  We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities.  As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Involvement in Legal Proceedings

None of our Officers and/or Directors have filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past ten (10) years.  Furthermore, no director, nominee for director, or executive officer has appeared as a party in any legal proceeding material to an evaluation of his ability or integrity during the past ten years.

Compliance with Section 16(A) Of the Exchange Act.

Upon the effectiveness of this Registration Statement, we intend to file a Form 8-A registration statement under Section 12 of the Securities Exchange Act of 1934, as amended, Section 16(a) of that act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively.  Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.

EXECUTIVE COMPENSATION

Summary Compensation

SUMMARY COMPENSATION TABLE

Name &Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	All Other Compen- sation ($)	Total ($)

Michael Bonn,	2013	0	0	0	0	0	0	0
President, CEO & Director W. Michael Bissonnette, EVP and Director	2013	100,000 (1)	0	0	0	0	0	100,000

(1)	Mr. Bissonnette has deferred the payment of his salary until the Company has raised sufficient funds.

We have no pension, health, annuity, bonus, insurance, stock options, or similar benefit plans.  Mr. Bonn will be paid from the profits of the company once all interest has been paid for the Notes and Company expenses have been paid. No stock options or stock appreciation rights have been granted to any of our directors or executive officers; none of our directors or executive officers exercised any stock options or stock appreciation rights; and none of them hold unexercised stock options.  We have no long-term incentive plans.

Outstanding Equity Awards

Our directors and officers do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Compensation of Directors

Other than as disclosed in the compensation table above, our directors do not receive compensation for their services as directors.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

Other than the management and consulting agreement described above, there are no employment contracts, or other contracts or arrangements with officers or directors.  There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of such Directors, officers or consultants from us.  There are no arrangements for directors, officers, employees or consultants that would result from a change-in-control.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of September 26 , 2013, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using ‚beneficial ownership‚ concepts under the rules of the Securities and Exchange Commission.  Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security.  The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days.  Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.  Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 1,000,000 shares of our common stock issued and outstanding as of September 26 , 2013. We do not have any outstanding options, warrants exercisable for or convertible into shares of our common stock.  Unless otherwise indicated, the address of each person listed is care of Colorado Income Holdings Inc.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Michael Bonn	Common	1,000,000 shares	100%

PLAN OF DISTRIBUTION

We may sell the debt securities offered pursuant to this prospectus in any of the following ways (in those jurisdictions where we are permitted to do so):

·	Directly to one or more purchasers;

·	Through agents;

·	Through underwriters, brokers or dealers;

·	Through privately negotiated transactions directly to investors;

·	Through direct advertising;

·	Through a combination of any of these methods of sale;

·	Through any other matter permitted by law.

We may appoint, from time to time, one or more agents to sell and market the Notes.

We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

Each purchaser of a Note will arrange for payment as instructed by the agent or the Company. The agent is required to deliver the proceeds of the notes to us in immediately available funds, to a bank designated by us on the date of settlement. The Note will be delivered to purchaser on the date funds are received by the Company.

We estimate that the total expenses for the offering, excluding underwriting commissions, discounts and SEC registration fees (which are deferred in accordance with Rules 456(b) and 457(r)) will be approximately $45,409.20. Prior to the payment of any commissions or compensation for the sale of the Notes, the Company will file a post-effective amendment to this registration statement naming the agents to be compensated and the compensation arrangements.

The agent, whether acting as agent or principal, may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended, or the Securities Act. We have agreed to indemnify the agent against liabilities under the Securities Act, or contribute to payments which the agent may be required to make in that respect. We may also reimburse the agent for certain expenses.

No Note will have an established trading market when issued. The Notes will not be listed on a national securities exchange in the United States.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

W. Michael Bissonnette, our Executive Vice President and Director, is a partner in MLG Marketing Group. This group will provides marketing services to the Company at the rate of $150,000 pursuant to the terms of the Marketing and Lead Generation Services Agreement executed with the Company on May 6, 2013.  MLG will provide certain advising and consulting services including developing a sales and marketing strategy and investment evaluation system for two years following the execution of the agreement. This agreement terminates May 5, 2015 and is not cancellable by the Company. Amounts due to MLG under the agreement will be paid out of the proceeds of the Offering. However, MLG will defer a portion of its marketing fee until sufficient funds are raised in the Offering, at which time the amounts due under the Marketing and Lead Generation Services Agreement will be prorated according to the time left on the term of the contract (that ends on May 6, 2015).

Other than the transactions described above, none of the following parties has, since the date of incorporation, had any other material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

1.	The officers and directors;
2.	Any person proposed as a nominee for election as a director;
3.	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
4.	Any relative or spouse of any of the foregoing persons who have the same house as such person.

DESCRIPTION OF DEBT SECURITIES

Debt Securities in this Offering

The Notes in this offering are offered at a five year term and will mature sixty months following the date of execution of the Note. The minimum amount of a Note will be $25,000 unless otherwise approved by the Company at the Company’s sole discretion.

Interest on the Notes will typically be ten percent (10%) unless the purchaser qualifies for additional interest as part of an incentive offered by the Company.  The incentive interest will be determined according to the following schedule and any variation from the standard interest rate will be listed on the face of the Note.

·	A purchaser who gives confirmed verbal agreement to purchase the Notes within seven days of first contact with the Company will be entitled to 11% interest on the Note.

·
A purchaser who purchases a Note between $50,000 and $99.999 AND gives confirmed verbal agreement to fund within seven days of first contact with the Company will be entitled to 12% interest on the Note.

·	A purchaser who purchases a Note over $100,000 AND gives confirmed verbal agreement to fund within seven days of first contact with the Company will be entitled to 13% interest on the Note.

Interest on the Notes will be paid quarterly on a prorated basis by the Company. The Company will postmark all payments by the fifteenth day following the end of a fiscal quarter (by January 15, April 15, July 15 and September 15).

Events of Default. After one calendar year, if the interest (whether 10%, 11%, 12% or 13% depending on the incentives set forth elsewhere in this registration statement) has not been paid for the preceding calendar year, the noteholder may elect to redeem the Note by sending written notice to the company between January 16th and February 15th. Upon receipt of the written notice, the Company must pay the noteholder back its principal investment by April 15th of that year. Noteholders will continue to accrue interest until the company has paid off the Note pursuant to this procedure. Additionally if the Company goes through any specified events of our bankruptcy, insolvency or reorganization, the Company must notify the noteholder within twenty-four hours and, upon written notice by the noteholder, the entire unpaid principal balance and accrued interest shall be due and payable.

The Notes will be unsecured and will be given the priority of any other unsecured notes entered into by the Company.  The Company does not currently have any creditors or debts that would result in the subordination of these Notes.

Additionally, the Company is authorized to leverage the amounts raised in this offering and secure up to an additional $1,500,000 in financing from a third party financial partner. These additional funds will increase the amount of loans we can make and will generate additional interest.  This financing will be senior to the Notes in this Offering.

Common Stock

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, which has been filed as an exhibit to our registration statement of which this Prospectus is a part.

Common Stock

We are authorized to issue 50,000,000 shares of common stock, par value $0.001, of which 1,000,000 shares are issued and outstanding as of September 26 , 2013.  Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of Directors.  The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer, or prevent a change in control of our Company.

Preferred Stock

We are not currently authorized to issue preferred stock, but may be authorized to do so in the future depending upon the needs of the Company and contingent upon receiving the approval of a majority of our stockholders.  As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult.  Because we may issue preferred stock in order to raise capital for our operations, your ownership interest may be diluted which would result in your percentage of ownership in us decreasing.

Warrants and Options

Currently, there are no warrants or options outstanding.

Security Holders

As of September 26 , 2013, there were 1,000,000 common shares issued and outstanding, which were held by one stockholder of record.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Transfer Agent

We do not have a transfer agent to serve as agent for shares of our common stock as we are currently managing our capitalization in house. We intend to engage a transfer agent if and as we increase the number of shareholders.

LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation.  There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

EXPERTS

Except as disclosed herein, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary.  Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our primary legal counsel is BRUNSON, CHANDLER, & JONES, PLLC. Our secondary legal counsel is STEWART, SHORTRIDGE, & FITZKE, P.C.

The financial statements of Colorado Income Holdings, Inc. as of June 30, 2013 and for the years then ended have been included herein in reliance on the report of B F BORGERS CPA PC, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

BF Borgers CPA PC is our independent registered public accounting firm.  There have not been any changes in or disagreements with this firm on accounting and financial disclosure or any other matter.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the debt securities offered hereby.  This Prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about our securities, and us we refer you to the registration statement and the accompanying exhibits and schedules.  Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete.  In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference.  Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC.  You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms.  Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

Colorado Income Holdings Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Colorado Income Holdings, Inc.:

We have audited the accompanying balance sheet of Colorado Income Holdings, Inc., a development stage company (“the Company”) as of June 30, 2013 and the related statement of operations, stockholders’ equity (deficit) and cash flows for the year then ended, and for the period from May 23, 2013 (inception) through June 30, 2013.. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 1 The Company restated the financials for the year ended June 30, 2013 to account for additional expense related to agreements that were signed that affected accruals related to the June 30, 2013 financials.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Colorado Income Holdings, Inc., as of June 30, 2013, and the results of its operations and its cash flows for the year then ended, and for the period from May 23, 2013 (inception) through June 30, 2013 in conformity with generally accepted accounting principles in the United States of America.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ B F Borgers CPA PC
Denver, CO
September 26 , 2013

Colorado Income Holdings, Inc.
(A Development Stage Company)
BALANCE SHEET

June 30,
2013

ASSETS

Current assets
Cash	$10,000
Total current assets	10,000

Total Assets	$10,000

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accounts payable and accrued liabilities	$293,000
Total current liabilities	293,000

Stockholders' Equity (Deficit)
Common stock, $0.001 par value;
50,000,000 shares authorized;
1,000,000 issued and outstanding	1,000

Additional paid-in capital	9,000
Accumulated earnings (Deficit) during Development Stage	(293,000)

Total Stockholders' Equity (Deficit)	(283,000)

Total Liabilities and Stockholders' Equity (Deficit)	$10,000

The accompanying notes are an integral part of these financial statements

Colorado Income Holdings, Inc.
(A Development Stage Company)
Statement of Operations

		May 23, 2013
	Year Ended	(Inception)
	June 30	through June 30,
	2013	2013

Revenue	$-	$-

Expenses
General and Administrative	293,000	293,000
	-	-

Total expenses	293,000	293,000

Income from operations	(293,000)	(293,000)

Other income (expense)
Interest	-	-

Income (loss) before provision for income taxes	(293,000)	(293,000)

Provision for income tax

Net income (loss)	$(293,000)	$(293,000)

Net income (loss) per share
(Basic)	$(0.29)	$(0.29)

(Fully diluted)	$(0.29)	$(0.29)

Weighted average number of
common shares outstanding	1,000,000	1,000,000

Fully diluted weighted average number
of common shares outstanding	1,000,000	1,000,000

The accompanying notes are an integral part of these financial statements

Colorado Income Holdings, Inc.
(A Development Stage Company)
Statement of Cash Flows
	Year
	Period	May 23, 2013
	ended	(Inception)
	June 30,	through June 30,
	2013	2013

Cash Flows From Operating Activities
Net income	(293,000)	(293,000)

Adjustments to reconcile net income to
net cash provided by (used for)
operating activities:
Stock issued for services	-	-
Changes in operating assets and liabilities
Accounts Payable	293,000	293,000
	-	-

Net cash provided by (used for)
operating activities	-	-

Cash Flows From Investing Activities:
	-	-

Cash Flows From Financing Activities:
Seed Capital from Founder	10,000	10,000
	-	-

Net cash provided by (used for)
financing activities	10,000	10,000

Net Increase (Decrease) in Cash	10,000	10,000

Cash at Beginning of Period	-	-

Cash at End of Period	$10,000	$10,000

The accompanying notes are an integral part of these financial statements

Colorado Income Holdings, Inc.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' DEFICIT

			Additional		Stock
	Common Stock		Paid-in	Accumulated	holders'
	Shares	Amount	Capital	Earnings	Equity

Balances at May 23, 2013 (Inception)	-	$-	$-	$-	$-

May 23, 2013 1,000,000 shares
of common stock issued for services
to founder at $0.00 1 per share	1,000,000	1,000			1,000

Founder Contribution of Seed Capital	-	-	9,000		9,000
					-

Net loss for period				(293,000)	(293,000)

Balances at June 30, 2013	1,000,000	$1,000	$9,000	$(293,000)	$(283,000)

The accompanying notes are an integral part of these financial statements

COLORADO INCOME HOLDINGS, INC.

NOTES TO THE FINANCIAL STATEMENTS
June 30, 2013

NOTE 1.  ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

COLORADO INCOME HOLDINGS, INC. (the “Company”), was incorporated in the State of Colorado on May 23, 2013.  The Company was formed to engage in the sale of short term notes and asset-backed loans. The Company may also engage in any other business permitted by law, as designated by the Board of Directors of the Company.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Income Tax

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 (“SFAS 109”).  Under SFAS 109 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Fiscal year

The Company employs a fiscal year ending June 30.

Net Income (Loss) per share

The net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares of common outstanding.  Warrants, stock options, and common stock issuable upon the conversion of the Company’s preferred stock (if any), are not included in the computation if the effect would be anti-dilutive and would increase the earnings or decrease loss per share.

Revenue Recognition

The Company is currently in the Development stage and has no revenues. Revenue will be recognized on an accrual basis as earned under note terms.

Accounts Payable

Accounts Payable consists of amounts owed to professional service providers for Legal, Accounting and consulting services and to the founder for original payments to these providers on behalf of the company.

Statement of Stockholders’ Equity (Deficit)

The founder was granted 1,000,000 shares valued at Par value. At the time these shares were issued (May 23, 2013) the Company was incorporated but had no other value and was not public and had no assets in the company. Consequently, Par value was used to value these shares since the Company had no value other than being incorporated. These shares were issued for services the founder provided to get the company incorporated and the business plan developed.

Financial Instruments

The carrying value of the Company’s financial instruments, including cash and cash equivalents, as reported in the accompanying balance sheet, approximates fair value.

Going Concern and Managements’ Plans

As shown in the accompanying financial statements for the Year ended June 30, 2013, the Company has a limited operating history.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, however, the above conditions raise substantial doubt about the Company’s ability to do so.  The financial statements do not include any adjustment to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

The Company has a plan in place to remove this threat that begins with conducting the Offering on a “best efforts” basis. It will also rely on its shareholder for further capital investment if necessary.  If the Offering raises at least $300,000, then the Company’s expenses related to the Offering and the expenses related to the Company will be covered. However, the Company will need to generate more than the expenses of the Offering in order to have enough capital to use for the asset-backed loans it will be issuing as part of the business operations. The Company plans to mitigate some of the risks associated with these types of activities by thoroughly evaluating and vetting potential debtors and the use of funds and vigilantly monitoring the payment and collection of all outstanding notes.

Recent Accounting Pronouncements

The Company has reviewed all recently issued but not yet effective accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or results of operations.

Restatements

The Company restated the June 30, 2013 Financials to account for some agreements that were signed close to the issuance date of the financials that require accruals in the June 30, 2013 Financials.

The effect of the restatement on the Company’s financial statements includes an increase in current liabilities of $250,000 and an increase in General and Administrative Expenses of $250,000.
Subsequent Events

The Company evaluates events and transactions after the balance sheet date but before the financial statements are issued.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$409.20
Transfer/Edgar Agent Fees	5,000
Accounting fees and expenses Legal fees	5,000 35,000
Total	$45,409.20

All amounts are estimates other than the Commission’s registration fee.  We are paying all expenses of the offering listed above.

ITEM 14.  DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our officers and directors are indemnified as provided by the Colorado Revised Statutes and our Articles of Incorporation.

Under the Colorado Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation.  Our Articles of Incorporation do not specifically limit our directors' immunity.  Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our directors to the fullest extent permitted by Colorado law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Colorado law or (d) is required to be made pursuant to the bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

ITEM 15.  RECENT SALE OF UNREGISTERED SECURITIES

Since inception, May 23, 2013, we issued the following unregistered securities:

1,000,000 shares of common stock were issued to the founder (Michael Bonn) at inception and were valued at $0.001 per share (assumed fair value, as there was no immediate market for those shares and the value was considered equivalent to the value of their additional paid in capital at inception).  All of these shares were issued for services, and the issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D, Rules 504 and 506 promulgated thereunder.

ITEM 16.  EXHIBITS

Exhibit	Description
3.1	Articles of Incorporation of Registrant (1)
3.2	By-Laws of Registrant (1)
4.1 5.1 5.2
Form of Note
Opinion of Brunson Chandler & Jones, PLLC  regarding their consent to being named in the Registration Statement
Opinion of Stewart, Shortridge, & Fitzke, PC regarding the legality of the securities being registered in Colorado

10.1	Marketing and Lead Generation Services Agreement (1)
10.2	Employment Agreement for Michael Bissonnette
14.1	Code of Ethics of Registrant (1)
23.1	Consent from Independent Auditor
(1) Incorporated by reference herein as filed with the Form S-1 Registration Statement filed on July 22, 2013

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes to:

1.	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

1.	Include any prospectus required by Section 10(a)(3) of the Securities Act;

2.
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

3.	Include any additional or changed material information on the plan of distribution.

4.
For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

5.	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

6.
For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

1.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

2.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

3.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

4.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Littleton, State of Colorado, on September 26 , 2013.

Colorado Income Holdings Inc.
By:           /s/ Michael Bonn
Michael Bonn
CEO & CFO

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
/s/ Michael Bonn Michael Bonn	President, Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors	September 26, 2013